Exhibit 99.1

     VeriFone Reports Third Quarter Fiscal 2009 Results

     SAN JOSE, CA, - September 1, 2009 – VeriFone Holdings, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions today announced financial results for the three months ended July 31, 2009.

     Net revenues for the three months ended July 31, 2009, were $211.2 million, compared to $201.6 million of net revenues in the previous quarter, and $258.7 million for the comparable period of 2008.

     Non-GAAP gross margins were 36.8%, for the three months ended July 31, 2009, compared to 33.8% in the prior quarter and 37.6% for the comparable period of 2008. GAAP gross margins for the three months ended July 31, 2009, were 34.1% compared to 32.2% in the prior quarter and 34.2% for the three months ended July 31, 2008.

     Non-GAAP net income, for the three months ended July 31, 2009, was $0.26 per diluted share, compared to $0.17 in the prior quarter and $0.32 per diluted share, for the comparable period in 2008.

     GAAP net income per share for the three months ended July 31, 2009, was $0.26 per diluted share, compared to $0.22 in the prior quarter and a loss of ($0.09) per diluted share, for the comparable period of fiscal 2008.

     “We believe that our business has begun to recover and we are seeing mildly improving market conditions in both our domestic and international markets. Our sequential non-GAAP EPS growth of 53% was driven by a solid revenue performance and a sequential expansion of gross margins,” said Douglas G. Bergeron, Chief Executive Officer. “We had another excellent quarter of balance sheet strengthening and we grew cash balances by over $50 million through strong earnings and continued inventory reductions.”

Third Quarter Highlights

VeriFone and RBS WorldPay agreed to work jointly towards marketing VeriFone’s VeriShield Protect end-to-end solution for encrypting payment card data. By encrypting the card number on swipe, right at the point of sale, RBS WorldPay merchants who choose the VeriShield Protect solution will be able to dramatically reduce both their own risk and that of their customers as well. With end-to-end encryption, even in the event of a breach of the retailer’s system, any stolen data would be unusable.

VeriFone Transportation Systems (VTS) announced that it has expanded its leadership position in the taxi industry by installing more than 1,000 state-of-the-art payment and passenger information monitors in Boston-area taxis. Under regulations that went into effect January 1, 2009 all taxis licensed by the City of Boston are required to provide credit card payment systems for use by passengers. VTS provides next generation solutions that deliver wireless payment, navigation, dispatch, text messaging and real time information to the transit, vehicle for hire, dispatch and cargo transportation industries.

Guidance – Fourth Quarter 2009 and Full Year

     For the fourth quarter ending October 31, 2009, VeriFone now expects to report net revenues in the range of $208 million to $215 million. Non-GAAP net income per share is now projected to be in the range of $0.23 to $0.25.

     For the full year of fiscal 2009, VeriFone expects net revenues to be in the range of $835 million to $842 million. Non-GAAP net income per share is expected to be in the range of $0.83 to $0.85, for the same time period.

-ends-

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

Investor Contact:

William Nettles – Vice President, Corporate Development & IR Tel: 408-232-7979 Email: ir@verifone.com

http://ir.verifone.com/phoenix.zhtml?c=187628&p=irol-irhome

Editorial Contact: Pete Bartolik VeriFone, Inc. Tel: 508-283-4112 Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

     This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance that is comparable to VeriFone’s. Management also uses these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.

     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

     Note A: Acquisition Related Expenses. VeriFone excludes certain expenses that are the result of acquisitions. These expenses include the amortization of purchased intangible assets, purchased core-and-developed technology, step-down in deferred revenue on acquisition, settlements of contingencies established at time of acquisition and other acquisition related charges (such as integration charges and certain interest charges) which result in VeriFone recording expenses or fair-value adjustments in VeriFone’s GAAP financial statements that were either reflected in the historical financial statements of the acquired company for periods prior to the acquisition or relate to purchase accounting fair value adjustments and for which there is no cash impact on VeriFone. Furthermore, in the case of acquired product lines, had VeriFone internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Acquisition related charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses and fair-value adjustments.

     Note B: Other Charges. VeriFone excludes certain expenses that are the result of either unique or unplanned events which are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods. Impairment charges represent non-cash charges, such as impairment of goodwill and intangible assets and write-off of capitalized software, which are not reflective of the operational performance of our business. Post-restatement incremental professional services fees include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP. In the case of legal fees for significant litigation and gain or loss on legal settlements, these fees and gains or losses are typically recorded in or around the period in which the matter is concluded or resolved even if the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that including these expenses would not necessarily reflect the underlying performance of our business for the periods in which they are incurred. Restructuring charges and gain on extinguishment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business, are excluded from cost of net revenues and operating expenses. Although these events are reflected in our GAAP financials, excluding the effect of these transactions promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations. Foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures are excluded from other income (expense). We believe that it is appropriate to be consistent in the treatment of the underlying transaction and related currency gains or losses. VeriFone also believes providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures, provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

     Note C: Restatement Expense. Our Non-GAAP financial measures eliminate the impact of restatement expenses. On December 3, 2007, we announced that our management had identified errors in accounting related to the valuation of in-transit inventory and allocation of manufacturing and distribution overhead to inventory for our fiscal year ended October 31, 2007. Restatement expenses include the cost of the Audit Committee’s independent investigation and professional services expenses incurred to prepare, review and audit restated financial statements for our fiscal year ended October 31, 2007. VeriFone believes excluding these expenses in our non-GAAP measures promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our ongoing operations.

     Note D: Stock-Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

     Note E: Non-GAAP Net Income per Share Items. VeriFone provides basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP net income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,

	2009	2008	Change (1)	2009	2008	Change (1)

Net revenues:
System Solutions	$182,198	$228,766	-20.4%	$541,619	$588,078	-7.9%
Services	29,050	29,932	-2.9%	85,266	89,142	-4.3%

Total net revenues	211,248	258,698	-18.3%	626,885	677,220	-7.4%
Cost of net revenues:
System Solutions	117,848	143,697	-18.0%	357,491	378,908	-5.7%
Amortization of purchased core-and-
developed technology	5,184	8,001	-35.2%	15,493	24,300	-36.2%

Total cost of Systems Solutions net revenues	123,032	151,698	-18.9%	372,984	403,208	-7.5%
Services	16,220	18,577	-12.7%	47,681	54,873	-13.1%

Total cost of net revenues	139,252	170,275	-18.2%	420,665	458,081	-8.2%

Gross profit	71,996	88,423	-18.6%	206,220	219,139	-5.9%

Operating expenses:
Research and development	15,554	17,558	-11.4%	48,450	57,179	-15.3%
Sales and marketing	17,079	23,540	-27.4%	53,701	70,945	-24.3%
General and administrative	8,506	35,863	-76.3%	57,471	93,183	-38.3%
Amortization of purchased intangible assets	4,835	6,183	-21.8%	15,533	18,855	-17.6%
Impairment of goodwill	-	-	nm	175,512	-	nm

Total operating expenses	45,974	83,144	-44.7%	350,667	240,162	46.0%

Operating income (loss)	26,022	5,279	nm	(144,447)	(21,023)	nm

Interest expense	988	(6,447)	nm	(8,658)	(21,877)	-60.4%
Interest income	259	1,194	-78.3%	1,275	4,677	-72.7%
Other income (expense), net	(4,686)	194	nm	13,309	(6,240)	nm

Income (loss) before income taxes	22,583	220	nm	(138,521)	(44,463)	nm
Provision for income taxes	673	7,419	nm	3,002	14,221	nm

Net income (loss)	$21,910	$(7,199)	nm	$(141,523)	$(58,684)	nm

Net income (loss) per share:
Basic	$0.26	$(0.09)		$(1.68)	$(0.70)
Diluted	$0.26	$(0.09)		$(1.68)	$(0.70)

Weighted average shares used in computing net
income (loss) per share:
Basic	84,475	84,194		84,461	84,181
Diluted	84,565	84,194		84,461	84,181

(1) "nm" means not meaningful

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
GEOGRAPHIC REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,

	2009	2008	Change	2009	2008	Change

United States and Canada	$88,911	$ 97,501	-9%	$ 256,044	$ 264,917	-3%
Europe	67,148	80,930	-17%	197,063	214,482	-8%
Latin America	30,561	60,401	-49%	114,508	145,668	-21%
Asia	24,628	19,866	24%	59,270	52,153	14%

	$211,248	$ 258,698	-18%	$ 626,885	$ 677,220	-7%

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)
	July 31,	October 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$254,812	$157,160
Accounts receivable, net	176,069	170,234
Inventories	98,480	168,360
Other current assets	56,585	67,096

Total current assets	585,946	562,850

Property, plant and equipment, net	50,925	52,309
Purchased intangible assets, net	62,721	92,637
Goodwill	150,701	321,903
Other assets	41,713	50,053

Total assets	$892,006	$1,079,752

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$74,813	$81,188
Income taxes payable	3,062	2,185
Deferred revenue, net	48,506	47,687
Other current liabilities	100,268	130,452
Short-term debt	5,700	5,022

Total current liabilities	232,349	266,534

Deferred revenue, net	15,431	13,292
Long-term debt	505,446	543,357
Other long-term liabilities	116,465	112,357

Minority interest	2,302	2,058

Total stockholders' equity	20,013	142,154

Total liabilities and stockholders' equity	$892,006	$1,079,752

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Nine Months Ended July 31,

	2009	2008

Cash flows from operating activities
Net loss	$ (141,523)	$(58,684)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Impairment of goodwill	175,512	-
Amortization of purchased intangible assets	31,026	43,155
Stock-based compensation	17,956	13,159
Depreciation and amortization of property, plant and equipment	10,224	9,894
Amortization of capitalized software development costs	2,566	1,142
Amortization of debt issuance costs	2,062	1,994
Write-off of capitalized software	611	2,700
Loss on disposal of property, plant and equipment	707	375
Gain on reversal of Lipman pre-acquisition contingency	(14,870)	-
Gain on extinguishment of debt	(13,103)	-
Deferred income taxes	384	9,074
Other	246	15

Net cash provided by operating activities before changes in working capital	71,798	22,824
Changes in operating assets and liabilities:
Accounts receivable, net	(5,678)	18,306
Inventories	69,985	(54,875)
Other assets	15,893	(22,475)
Accounts payable	(6,375)	386
Income taxes payable	877	15,583
Deferred revenues, net	2,957	8,847
Other liabilities	(22,107)	8,884

Net cash provided by (used in) operating activities	127,350	(2,520)

Cash flows from investing activities
Purchases of property, plant and equipment	(7,712)	(14,368)
Software development costs capitalized	(1,719)	(3,170)
Acquisition of businesses, net of cash acquired	(1,330)	(15,366)
Other	96	-

Net cash used in investing activities	(10,665)	(32,904)

Cash flows from financing activities
Proceeds from advances against banker's acceptances	8,638	-
Proceeds from debt	-	286
Repayments of debt and advances against banker's acceptances	(32,400)	(3,750)
Payment of debt amendment fees	-	(1,751)
Proceeds from exercise of stock options	70	1,692
Tax benefits from stock-based compensation	14	939
Other	(81)	(63)

Net cash used in financing activities	(23,759)	(2,647)

Effect of foreign currency exchange rate changes on cash and cash equivalents	4,726	5,084

Net increase (decrease) in cash and cash equivalents	97,652	(32,987)
Cash and cash equivalents, beginning of period	157,160	215,001

Cash and cash equivalents, end of period	$ 254,812	$182,014

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,

		2009	2008	2009	2008

GAAP Net revenues - System Solutions		$182,198	$228,766	$541,619	$588,078
Amortization of step-down in deferred revenue on acquisition	A	-	-	-	-

Non-GAAP Net revenues - System Solutions		$182,198	$228,766	$541,619	$588,078

GAAP Net revenues - Services		$29,050	$29,932	$85,266	$89,142
Amortization of step-down in deferred revenue on acquisition	A	123	282	333	873

Non-GAAP Net revenues - Services		$29,173	$30,214	$85,599	$90,015

GAAP Net revenues		$211,248	$258,698	$626,885	$677,220
Amortization of step-down in deferred revenue on acquisition	A	123	282	333	873

Non-GAAP Net revenues		$211,371	$258,980	$627,218	$678,093

GAAP Cost of net revenues - System Solutions		$123,032	$151,698	$372,984	$403,208
Stock-based compensation	D	(441)	(441)	(1,100)	(920)
Restructuring costs	B	-	-	(100)	(163)
Reversal of warranty liability established at acquisition	A	-	-	2,155	-
Amortization of purchased core-and-developed technology	A	(5,184)	(8,002)	(15,493)	(24,301)

Non-GAAP Cost of net revenues - System Solutions		$117,407	$143,255	$358,446	$377,824

GAAP Cost of net revenues - Services		$16,220	$18,577	$47,681	$54,873
Stock-based compensation	D	(33)	(14)	(97)	(83)
Restructuring costs	B	-	(307)	(118)	(307)

Non-GAAP Cost of net revenues - Services		$16,187	$18,256	$47,466	$54,483

GAAP Gross profit - System Solutions		$59,166	$77,068	$168,635	$184,870
Amortization of step-down in deferred revenue on acquisition	A	-	-	-	-
Stock-based compensation	D	441	441	1,100	920
Restructuring costs	B	-	-	100	163
Reversal of warranty liability established at acquisition	A	-	-	(2,155)	-
Amortization of purchased core-and-developed technology	A	5,184	8,002	15,493	24,301

Non-GAAP Gross profit - System Solutions		$64,791	$85,511	$183,173	$210,254

GAAP System Solutions gross margins		32.5%	33.7%	31.1%	31.4%
Amortization of step-down in deferred revenue on acquisition as a
% of System Solutions net revenues	A	0.0%	0.0%	0.0%	0.0%
Stock-based compensation as a % of System Solutions net
revenues	D	0.2%	0.2%	0.2%	0.2%
Restructuring costs as a % of System Solutions net revenues	B	0.0%	0.0%	0.0%	0.0%
Reversal of warranty liability established at acquisition as a % of
System Solutions net revenues	A	0.0%	0.0%	-0.4%	0.0%
Amortization of purchased core-and-developed technology as a %
of System Solutions net revenues	A	2.8%	3.5%	2.9%	4.1%

Non-GAAP System Solutions gross margins		35.6%	37.4%	33.8%	35.8%

GAAP Gross profit - Services		$12,830	$11,355	$37,585	$34,269
Amortization of step-down in deferred revenue on acquisition	A	123	282	333	873
Stock-based compensation	D	33	14	97	83
Restructuring costs	B	-	307	118	307

Non-GAAP Gross profit - Services		$12,986	$11,958	$38,133	$35,532

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,

		2009	2008	2009	2008

GAAP Services gross margins		44.2%	37.9%	44.1%	38.4%
Amortization of step-down in deferred revenue on acquisition as a
% of Service net revenues	A	0.4%	0.9%	0.4%	1.0%
Stock-based compensation as a % of Services net revenues	D	0.1%	0.0%	0.1%	0.1%
Restructuring costs as a % of Services net revenues	B	0.0%	1.0%	0.1%	0.3%

Non-GAAP Services gross margins		44.5%	39.6%	44.5%	39.5%

GAAP Gross profit		$71,996	$88,423	$206,220	$219,139
Amortization of step-down in deferred revenue on acquisition	A	123	282	333	873
Stock-based compensation	D	474	455	1,197	1,003
Restructuring costs	B	-	307	218	470
Reversal of warranty liability established at acquisition	A	-	-	(2,155)	-
Amortization of purchased core-and-developed technology	A	5,184	8,002	15,493	24,301

Non-GAAP Gross profit		$77,777	$97,469	$221,306	$245,786

GAAP Gross margins		34.1%	34.2%	32.9%	32.4%
Amortization of step-down in deferred revenue on acquisition as a
% of net revenues	A	0.1%	0.1%	0.1%	0.1%
Stock-based compensation as a % of net revenues	D	0.2%	0.2%	0.2%	0.1%
Restructuring costs as a % of net revenues	B	0.0%	0.1%	0.0%	0.1%
Reversal of warranty liability established at acquisition as a % of
net revenues	A	0.0%	0.0%	-0.3%	0.0%
Amortization of purchased core-and-developed technology as a %
of net revenues	A	2.5%	3.1%	2.5%	3.6%

Non-GAAP Gross margins		36.8%	37.6%	35.3%	36.2%

GAAP Research and development		$15,554	$17,558	$48,450	$57,179
Stock-based compensation	D	(1,199)	(1,290)	(3,693)	(3,515)
Restructuring costs	B	-	(262)	(829)	(1,341)
Capitalized software write-off	B	-	-	-	(2,700)

Non-GAAP Research and development		$14,355	$16,006	$43,928	$49,623

GAAP Sales and marketing		$17,079	$23,540	$53,701	$70,945
Stock-based compensation	D	(2,042)	(1,536)	(5,690)	(4,856)
Restructuring costs	B	-	(651)	(1,127)	(2,987)

Non-GAAP Sales and marketing		$15,037	$21,353	$46,884	$63,102

GAAP General and administrative, impairment of goodwill, and
amortization of purchased intangible assets		$13,341	$42,046	$248,516	$112,038
Stock-based compensation	D	(1,631)	(1,378)	(7,376)	(3,785)
Other – restatement charges, SOX remediation and legal
settlement	B C	102	(15,408)	(7,299)	(33,542)
Settlement of contingencies established at acquisition, net of legal
fee	A	7,172	-	7,172	-
Restructuring costs	B	-	(1,019)	(1,710)	(1,866)
Impairment of goodwill	B	-	-	(175,512)	-
Amortization of purchased intangible assets	A	(4,835)	(6,183)	(15,533)	(18,855)

Non-GAAP General and administrative		$14,149	$18,058	$48,258	$53,990

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	(UNAUDITED)

		Three Months Ended July 31,		Nine Months Ended July 31,

		2009	2008	2009	2008

GAAP Operating expenses		$45,974	$83,144	$350,667	$240,162
Stock-based compensation	D	(4,872)	(4,204)	(16,759)	(12,156)
Other – restatement charges, SOX remediation and legal
settlement	B C	102	(15,408)	(7,299)	(33,542)
Settlement of contingencies established at acquisition, net of
legal fees	A	7,172	-	7,172	-
Restructuring costs	B	-	(1,932)	(3,666)	(6,194)
Capitalized software write-off	B	-	-	-	(2,700)
Impairment of goodwill	B	-	-	(175,512)	-
Amortization of purchased intangible assets	A	(4,835)	(6,183)	(15,533)	(18,855)

Non-GAAP Operating expenses		$43,541	$55,417	$139,070	$166,715

GAAP Operating income (loss)		$26,022	$5,279	$(144,447)	$(21,023)

Amortization of step-down in deferred revenue on acquisition	A	123	282	333	873
Stock-based compensation	D	5,346	4,659	17,956	13,159
Other – restatement charges, SOX remediation and legal
settlement	B C	(102)	15,408	7,299	33,542
Settlement of contingencies established at acquisition, net of
legal fees	A	(7,172)	-	(7,172)	-
Restructuring costs	B	-	2,239	3,884	6,664
Capitalized software write-off	B	-	-	-	2,700
Impairment of goodwill	B	-	-	175,512	-
Reversal of warranty liability established at acquisition	A	-	-	(2,155)	-
Amortization of purchased core-and-developed technology	A	5,184	8,002	15,493	24,301
Amortization of purchased intangible assets	A	4,835	6,183	15,533	18,855

Non-GAAP Operating income		$34,236	$42,052	$82,236	$79,071

GAAP Operating margin		12.3%	2.0%	-23.0%	-3.1%
Amortization of step-down in deferred revenue on acquisition
as a % of net revenues	A	0.1%	0.1%	0.1%	0.1%
Stock-based compensation as a % of net revenues	D	2.5%	1.8%	2.9%	1.9%
Other – restatement charges, SOX remediation and legal
settlement as a % of net revenues	B C	0.0%	6.0%	1.2%	5.0%
Settlement of contingencies established at acquisition, net of
legal fees as a % of net revenues	A	-3.4%	0.0%	-1.1%	0.0%
Restructuring costs as a % of net revenues	B	0.0%	0.9%	0.6%	1.0%
Capitalized software write-off as a % of net revenues	B	0.0%	0.0%	0.0%	0.4%
Impairment of goodwill as a % of net revenues	B	0.0%	0.0%	28.0%	0.0%
Reversal of warranty liability established at acquisition as a %	A
of net revenues		0.0%	0.0%	-0.3%	0.0%
Amortization of purchased core-and-developed technology as
a % of net revenues	A	2.5%	3.1%	2.5%	3.6%
Amortization of purchased intangible assets as a % of net
revenues	A	2.3%	2.4%	2.5%	2.8%

Non-GAAP Operating margin		16.2%	16.2%	13.1%	11.7%

GAAP Interest expense		$988	$(6,447)	$(8,658)	$(21,877)
Acquisition related interest charges	A	585	933	1,894	3,938
Settlement of contingencies established at acquisition	A	(5,064)	-	(5,064)	-

Non-GAAP Interest expense		$(3,491)	$(5,514)	$(11,828)	$(17,939)

GAAP Interest income		$259	$1,194	$1,275	$4,677

Non-GAAP Interest income		$259	$1,194	$1,275	$4,677

GAAP Other income (expense)		$(4,686)	$194	$13,309	$(6,240)
Other charges	B	4,296	(321)	(1,626)	5,546
Gain on debt extinguishment	B	-	-	(13,103)	-

Non-GAAP Other income (expense)		$(390)	$(127)	$(1,420)	$(694)

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	(UNAUDITED)

		Three Months Ended July 31,		Nine Months Ended July 31,

		2009	2008	2009	2008

Non-GAAP Income before income taxes		$30,614	$37,605	$70,263	$65,115

GAAP Provision for income taxes		$673	$7,419	$3,002	$14,221
Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	7,899	3,110	16,672	4,011

Non-GAAP Provision for income taxes		$8,572	$10,529	$19,674	$18,232
Non-GAAP Income tax rate		28%	28%	28%	28%

GAAP Net income (loss)		$21,910	$(7,199)	$(141,523)	$(58,684)

Amortization of step-down in deferred revenue on acquisition	A	123	282	333	873
Stock-based compensation	D	5,346	4,659	17,956	13,159
Other – restatement charges, SOX remediation and legal
settlement	B C	483	16,341	9,193	37,480
Settlement of contingencies established at acquisition, net of
legal fees	A	(12,236)	-	(12,236)	-
Restructuring costs	B	-	2,239	3,884	6,664
Capitalized software write-off	B	-	-	-	2,700
Amortization of purchased core-and-developed technology	A	5,184	8,002	15,493	24,301
Amortization of purchased intangible assets	A	4,835	6,183	15,533	18,855
Impairment of goodwill	B	-	-	175,512	-
Reversal of warranty liability established at acquisition	A	-	-	(2,155)	-
Other charges	B	4,296	(321)	(1,626)	5,546
Gain on debt extinguishment	B	-	-	(13,103)	-
Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	(7,899)	(3,110)	(16,672)	(4,011)

Total Non-GAAP Net income		$22,042	$27,076	$50,589	$46,883

Non-GAAP Net income per share:
Basic	E	$0.26	$0.32	$0.60	$0.56
Diluted	E	$0.26	$0.32	$0.60	$0.55

Weighted average shares used in computing Non-GAAP net
income per share:
Basic	E	84,475	84,194	84,461	84,181
Diluted	E	84,565	84,575	84,510	84,728

GAAP Net income (loss) as a % of net revenues		10.4%	-2.8%	-22.6%	-8.7%
Amortization of step-down in deferred revenue on acquisition
as a % of net revenues	A	0.1%	0.1%	0.1%	0.1%
Stock-based compensation as a % of net revenues	D	2.5%	1.8%	2.9%	1.9%
Other – restatement charges, SOX remediation and legal
settlement as a % of net revenues	B C	0.2%	6.3%	1.5%	5.5%
Settlement of contingencies established at acquisition as a %
of net revenues	A	-5.8%	0.0%	-2.0%	0.0%
Restructuring costs as a % of net revenues	B	0.0%	0.9%	0.6%	1.0%
Capitalized software write-off as a % of net revenues	B	0.0%	0.0%	0.0%	0.4%
Amortization of purchased core-and-developed technology as
a % of net revenues	A	2.5%	3.1%	2.5%	3.6%
Amortization of purchased intangible assets as a % of net
revenues	A	2.3%	2.4%	2.5%	2.8%
Impairment of goodwill as a % of net revenues	B	0.0%	0.0%	28.0%	0.0%
Reversal of warranty liability established at acquisition as a %
of net revenues	A	0.0%	0.0%	-0.3%	0.0%
Other charges as a % of net revenues	B	2.0%	-0.1%	-0.3%	0.8%
Gain on debt extinguishment as a % of net revenues	B	0.0%	0.0%	-2.1%	0.0%
Income tax effect of non-GAAP exclusions and changes in
valuation allowance as a % of net revenues	B	-3.7%	-1.2%	-2.7%	-0.6%

Total Non-GAAP Net income as a % of non-GAAP net revenues		10.4%	10.5%	8.1%	6.9%